                                                                    EXHIBIT 99.2

                   ITEM 7(b) PRO FORMA FINANCIAL INFORMATION

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS

GeoCities Pro Forma Consolidated Financial Statements
-----------------------------------------------------

Unaudited Pro Forma Condensed Balance Sheet at September 30, 1998........... F-3

Unaudited Pro Forma Condensed Statement of Operations for the
 Nine Months Ended September 30, 1998....................................... F-4

Unaudited Pro Forma Condensed Statement of Operations for the
 Year Ended December 31, 1997............................................... F-5

Notes to the Unaudited Pro Forma Condensed Financial Statements............. F-6

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (b)  Pro forma Financial Information

     The following unaudited pro forma condensed financial statements give effect to the acquisition of Starseed Inc. ("Starseed") by GeoCities ("GeoCities") in a transaction to be accounted for as a purchase in accordance with APB Opinion No. 16 (the "Acquisition"). The acquisition was closed on December 4, 1998; accordingly the results of operations subsequent to September 30, 1998 will affect the allocation of the final purchase price. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the Acquisition. Estimates of the fair values of the assets and liabilities of Starseed have been combined with the recorded values of the assets and liabilities of GeoCities in the unaudited pro forma condensed financial statements.

     The unaudited pro forma condensed balance sheet has been prepared to reflect the Acquisition as if it occurred on September 30, 1998. The unaudited pro forma condensed statements of operations reflect the results of operations of GeoCities and Starseed for the nine months ended September 30, 1998 and the year ended December 31, 1997, as if the combination had occurred at the beginning of each of these periods.

     The unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had GeoCities and Starseed been a combined company during the specified periods. The unaudited pro forma condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of GeoCities, included in the Company's Final Prospectus dated August 10, 1998, as part of its Registration Statement on Form S-1 (No 333-56659), and quarterly report on Form 10-Q for the nine months ended September 30, 1998, filed with the Securities and Exchange Commission, and the audited financial statements of Starseed included elsewhere in this Form 8-K/A.

                                   GeoCities

                       Pro Forma Condensed Balance Sheet
                                  (unaudited)


                                                                   GeoCities         Starseed
                                                                 September 30,    September 30,      ProForma            ProForma
                                                                      1998             1998         Adjustments        As Adjusted
                                                                 --------------   --------------   -------------      -------------
                             ASSETS
Current assets:
  Cash, cash equivalents and short-term investments.............  $ 99,907,000      $    48,000                        $ 99,955,000
  Accounts receivable, net  ....................................     3,254,000           42,000        (200,000) (b)      3,096,000
  Other current assets  ........................................       820,000            4,000              --             824,000
                                                                  ------------      -----------     -----------        ------------
    Total current assets  ......................................   103,981,000           94,000        (200,000)        103,875,000
  Property and equipment, net  .................................     5,787,000          106,000                           5,893,000
  Other assets  ................................................     1,444,000            3,000      25,232,000  (a)     26,679,000
                                                                  ------------      -----------     -----------        ------------
    Total assets  ..............................................  $111,212,000      $   203,000     $25,032,000        $136,447,000
                                                                  ============      ===========     ===========        ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable  ............................................  $    555,000      $   210,000                        $    765,000
  Accrued expenses and other liabilities  ......................     5,069,000          571,000        (200,000) (b)      5,440,000
  Deferred revenue  ............................................       567,000               --              --             567,000
                                                                  ------------      -----------     -----------        ------------
    Total current liabilities  .................................     6,191,000          781,000        (200,000)          6,772,000
  Other liabilities  ...........................................     1,700,000           72,000                           1,772,000
                                                                  ------------      -----------     -----------        ------------
   Total liabilities............................................     7,891,000          853,000        (200,000)          8,544,000
Stockholders' equity (deficiency):
Common stock and paid-in capital  ..............................   135,800,000        2,192,000      22,390,000  (a)    160,382,000
Unearned deferred compensation  ................................    (8,735,000)        (261,000)        261,000  (c)     (8,735,000)

Accumulated deficit  ...........................................   (23,744,000)      (2,581,000)      2,581,000  (c)    (23,744,000)

                                                                  ------------      -----------     -----------        ------------
    Total stockholders' equity (deficiency)  ...................   103,321,000         (650,000)     25,232,000         127,903,000
                                                                  ------------      -----------     -----------        ------------
    Total liabilities and stockholders' equity (deficiency)  ...  $111,212,000      $   203,000     $25,032,000        $136,447,000
                                                                  ============      ===========     ===========        ============

   The accompanying notes are an integral part of these financial statements.

                                   GeoCities

                  Pro Forma Condensed Statement of Operations
                                  (unaudited)


                                                 GeoCities              Starseed
                                             Nine Months Ended        Year Ended          Pro Forma           Pro Forma
                                            September 30, 1998    September 30, 1998     Adjustments         As Adjusted
                                            -------------------   ------------------     -----------         -----------
Net revenues                                   $ 10,833,000           $   156,000               --           $ 10,989,000
Cost of revenues...........................       6,070,000               108,000               --              6,178,000
                                               ------------           -----------      -----------           ------------
     Gross profit..........................       4,763,000                48,000               --              4,811,000
Operating expenses:
  Sales and marketing......................       9,559,000               453,000               --             10,012,000
  Product development......................       2,556,000             1,016,000               --              3,572,000
  General and administrative...............       5,315,000               498,000               --              5,813,000
  Amortization of intangibles..............              --                    --      $ 6,903,000  (a)         6,903,000
                                               ------------           -----------      -----------           ------------
Loss from operations.......................     (12,667,000)           (1,919,000)      (6,903,000)           (21,489,000)
Interest income............................       1,324,000              (169,000)              --              1,155,000
                                               ------------           -----------      -----------           ------------
Net loss...................................    $(11,343,000)          $(2,088,000)     $(6,903,000)          $(20,334,000)
                                               ============           ===========      ===========           ============

Pro forma diluted net loss per share.......    $      (0.42)                                                 $      (0.74) (d)
Weighted average shares outstanding
 used in pro forma per-share calculation...      26,804,000                                546,000  (d)        27,350,000  (d)

  The accompanying notes are an integral part of these financial statements.

                                   GeoCities

                  Pro Forma Condensed Statement of Operations
                                  (unaudited)

                                                    GeoCities             Starseed
                                                   Year Ended            Year Ended          Pro Forma       Pro Forma
                                               December  31, 1997    September 30, 1997     Adjustments     As Adjusted
                                               -------------------   -------------------   -------------   --------------
Net revenues  ...............................         $ 4,582,000             $   7,000              --     $  4,589,000
Cost of revenues  ...........................           3,789,000                28,000              --        3,817,000
                                                      -----------             ---------     -----------     ------------
     Gross profit  ..........................             793,000               (21,000)             --          772,000
Operating expenses:
  Sales and marketing  ......................           5,837,000                97,000              --        5,934,000
  Product development  ......................           1,045,000               140,000              --        1,185,000
  General and administrative  ...............           2,930,000               216,000              --        3,146,000
  Amortization of intangibles  ..............                  --                    --     $ 9,203,000 (a)    9,203,000
                                                      -----------             ---------     -----------     ------------
Loss from operations  .......................          (9,019,000)             (474,000)    $(9,203,000)     (18,696,000)
Interest income.............................              116,000               (19,000)             --           97,000
                                                      -----------             ---------     -----------     ------------
Net loss....................................          $(8,903,000)            $(493,000)    $(9,203,000)    $(18,599,000)
                                                      ===========             =========     ===========     ============

Pro forma diluted net loss per share........               $(0.36)                                                $(0.73) (d)
Weighted average shares outstanding
  used in pro forma per-share calculation ..           24,850,000                               546,000 (d)   25,396,000  (d)



  The accompanying notes are an integral part of these financial statements.

                                   GeoCities

                         NOTES TO FINANCIAL STATEMENTS

1.  Pro Forma Adjustments and Assumptions

(a) In December 1998, the Company acquired Starseed for total consideration of approximately $24,800,000, including $2,000,000 in cash, $16,200,000 in common stock valued at $29.63 per share, $6,000,000 in compensation related to assumed outstanding options to purchase common stock, and forgiveness of $600,000 in debt. Based upon the purchase price, which is the assets acquired and liabilities assumed based on their estimated fair values at the date of the Acquisition, the fair value of intangible assets was $25,200,000. Goodwill and other intangibles will be amortized over a period of three years and purchased technology will be amortized over one year. The Pro Forma adjustments reflect nine months of amortization expense for the nine months ended September 30, 1998, assuming the transaction had occurred on January 1, 1998, and twelve months of amortization expense for the year ended December 31, 1997, assuming the transaction had occurred on January 1, 1997, respectively.

The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of Starseed at September 30, 1998, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (December 4, 1998). Assuming the transaction had occurred on September 30, 1998, the allocation would have been as follows:

        Purchased technology................................ $ 1,189,000
        Goodwill and other intangible assets................  24,043,000
        Other assets........................................     203,000
        Liabilities assumed.................................    (653,000)
                                                             -----------

        Total purchase price................................ $24,782,000
                                                             ===========


The Pro Forma adjustment reconciles the historical balance sheet of Starseed at September 30, 1998 to the allocated purchase price assuming the transaction had occurred on September 30, 1998.

(b)  Retirement of note due to the Company immediately upon closing of Merger.

(c)  To eliminate the historical stockholders' deficit of Starseed.

(d) The pro forma basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that the 545,527 shares of the Company's common stock issued in its acquisition were outstanding for the entire period.

                                      F-6